Exhibit 99.2

Alset Inc. Prices $3.8 Million Underwritten Public Offering of Common Stock

Monday, February 6, 2023 9:15 AM

BETHESDA, MD / ACCESSWIRE / February 6, 2023 / Alset Inc. (NASDAQ:AEI) (the “Company” or “AEI”), a diversified company engaged through its subsidiaries in the development of EHome communities and other real estate, financial services, digital transformation technologies, biohealth activities and consumer products with operations in the United States, Singapore, Hong Kong and South Korea, today announced the pricing of an underwritten public offering with gross proceeds to the Company expected to be $3.8 million, before deducting underwriting discounts and other estimated expenses payable by the Company. The offering consists of 1,727,273 shares of common stock (the “Offering”) at a price of $2.20 per share. In addition, the Company has granted Aegis Capital Corp., the underwriter in the offering, a 45-day option to purchase up to an additional 212,863 shares of common stock offered in the offering at the public offering price, less underwriting discounts and commissions. The Company intends to use the net proceeds from this offering for general working capital.

The closing of the Offering is expected to occur on February 8, 2023, subject to customary closing conditions.

Aegis Capital Corp. is acting as the sole book-running manager for the offering.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (No. 333-264234) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on May 5, 2022. The offering will be made only by means of a prospectus supplement and accompanying prospectus that form a part of the shelf registration statement. A prospectus supplement describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement may be obtained, when available, by contacting Aegis Capital Corp., Attention: Syndicate Department, 1345 Avenue of the Americas, 27th floor, New York, NY 10105, by email at syndicate@aegiscap.com, or by telephone at (212) 813-1010. Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Alset Inc.

AEI is a diversified company executing on its vision to accelerate sustainable healthy living with a focus on the development of EHome communities and other property development, financial services, digital transformation technologies, biohealth activities and consumer products. Through its operating subsidiaries, AEI’s mission is to provide a healthy living ecosystem that drives long-term exponential growth, building liquidity and value for shareholders. For more information, please visit: www.alsetinc.com.

Forward-Looking Statements

This press release includes statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations. For a discussion of the most significant risks and uncertainties associated with the Company’s business, please review our filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise

Investor Contact: Alset Inc., 4800 Montgomery Lane, Suite 210, Bethesda, MD 20814

Email: contact@alsetinc.com

SOURCE: Alset Inc.